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                                         EXHIBIT 99


The Bank of New York Company, Inc.       NEWS
-----------------------------------------------------------------------------

                                         One Wall Street, New York, NY 10286
                                         -----------------------------------

                                         Contact:
                                         PUBLIC AND INVESTOR RELATIONS











IMMEDIATELY
-----------

Media:                                                Investors:
-----                                                 ---------
Robert T. Grieves, SVP                                John M. Roy, MD
(212) 635-1590                                        (212) 635-8005
Cary J. Giacalone, VP                                 Gregg A. Scheuing, VP
(212) 635-1590                                        (212) 635-1578


          THE BANK OF NEW YORK COMPANY, INC. ANNOUNCES THIRD QUARTER
            CHARGES FOR LOANS AND SECURITIES VALUATION ADJUSTMENTS

NEW YORK, N.Y., October 2, 2002 - The Bank of New York, Company, Inc. (NYSE:
BK) announced today that it is taking two actions in light of current market conditions. First, the Company will increase its quarterly loan loss provision above a core provision of $40 million by $185 million to a total of $225 million, principally to recognize deterioration in a limited number of borrowers in the telecommunications segment of its loan portfolio. Second, in view of the sharp and continuing decline in equity market values, the Company will take a $210 million valuation adjustment against its equity investment portfolios, largely reflecting what is deemed to be other-than-temporary impairment of several holdings, principally in its bank stock portfolio. The combined charge of $395 million pre-tax, or $260 million after tax, will reduce fully diluted per share earnings by 36 cents.
     Excluding these charges, the Company expects to earn 47 cents per fully diluted share for the third quarter, compared to the First Call consensus

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estimate of 50 cents per share.  Securities servicing revenues will show slight sequential quarter growth, but core operating results were negatively impacted in the quarter by extremely slow capital markets activity commencing in the middle of the quarter. This market environment contributed to weak results in foreign exchange and other trading activities.
     The impact of these charges on capital was reduced by the unrealized gain on the Company's available-for-sale fixed income portfolio, which increased by $85 million to $245 million. The Company expects to report quarter-end capital ratios within its targeted ranges.
     Of the $225 million increase to the loan loss reserve for the quarter, $120 million will be used for charge-offs associated with the creation of a disposition portfolio for five impaired telecommunications credits, including one large exposure to an internet backbone company; $40 million will cover the charge-offs of other credits; and $65 million will be added to the allowance for loan losses. The Company recorded a provision for loan losses and charge-offs of $35 million in both the first and second quarters of 2002.
     Also in the quarter, the Company expects non-performing assets to increase by approximately $240 million, or 76%, primarily reflecting the addition of a large aggregate exposure to a cable operator. This exposure, representing credit facilities to six different, but affiliated borrowing groups, is secured and the Company believes that prospects for repayment continue to be strong.
     Thomas A. Renyi, the Company's Chairman and CEO, stated, "The third quarter was a very challenging period, worsening substantially after a reasonably good July. While we decisively moved to exit our emerging telecom portfolio in the fourth quarter of last year, the weakness in the current operating environment has challenged other telecom companies. As a result, we felt it prudent to move five credits into our loan disposition program and to take an additional provision. We have made steady progress in reducing

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our exposure to higher risk credits and will continue our intensive efforts to do so in the telecom segment as well as throughout the loan portfolio.
     "With respect to the investment activities, our bank stock portfolio has historically performed very well. Notwithstanding that, last year we made a decision to extract capital from our equity investing activity, including sponsor and direct investing. The bank portfolio has long been focused on processors and capital markets sensitive companies, whose stock prices deteriorated sharply in the quarter. With this charge we have greater flexibility to reduce the risk in this portfolio. We reiterate our specific objective to redeploy capital from this activity to our core businesses."
     Mr. Renyi continued, "These results are not reflective of the earnings potential of our business model. We continue to transform our business mix through a difficult environment, improving our risk profile and executing our long-term strategy. We currently anticipate fourth quarter EPS of 47-49 cents, assuming a continuation of the current environment, the maintenance of a $40 million loan loss provision and fixed-income derived securities gains of about $10 million."
     The Company has provided additional details on its loan exposures and outstandings, as well as on its investment portfolios, in the Exhibits to this release.
     The Company will hold a live conference call today, Wednesday, October 2, 2002, at 5:15 p.m. ET, featuring Thomas A. Renyi, chairman and chief executive officer, Gerald L. Hassell, president, and Bruce W. Van Saun, chief financial officer. The call can be accessed domestically at
(888)989-6421 and internationally at (212)287-1662. It is recommended that participants call in 5 minutes prior to the start time in order to register for the call. The access code for the live call is "The Bank of New York."
     Recorded replays of the call will be available approximately 1 hour after the call is completed and will be available through 5:00 p.m. ET on

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Wednesday, October 9, 2002.  The replay can be accessed domestically at
(800)944-1822 and internationally at (402)220-9101. In addition, a printable version of this release with the exhibits is also available at
www.bankofny.com/octpr.
     The Company plans to report its third quarter earnings on Wednesday, October 16th.
                         ***************************

FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward looking statements including, among other things, projections with respect to revenue and earnings and the Company's plans and objectives and as such are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. These include lower than expected performance or higher than expected costs in connection with acquisitions and integration of acquired businesses, the level of capital market activity, changes in customer credit quality, the effects of capital reallocation, portfolio performance, ultimate differences from management projections or market forecasts, the actions that management could take in response to these changes and other factors described under the heading "Forward Looking Statements" in the Company's 2001 Form 10-K and Second Quarter 2002 Form 10-Q which has been filed with the SEC and is available at the SEC's website (www.sec.gov).

Forward looking statements speak only as of the date they are made. The Company will not update forward looking statements to reflect factual assumptions, circumstances or events which have changed after a forward looking statement was made.




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                                      Exhibit I
                         Accelerated Loan Disposition Program
                                 (dollars in millions)



                                     Number of    Total      Total     Exposure/ Outstanding/
                                      Credits   Exposure  Outstanding  Borrower   Borrower
                                     ---------  --------  ----------- --------- ------------

Fourth Quarter 2001 Accelerated Loan
 Disposition Program:
   Original - Prior to Charge-Off        25       $758       $488        $30         $19
   Subsequent to Charge-Off                        523        253         21          10

Remaining at 6/30/02                     10         63         53          6           5

Third Quarter 2002 Additions to Program:
   Prior to Charge-Off                    5        160        158         32          32
   Subsequent to Charge-Off                         40         38          8           8

Other Third Quarter Activity:
   Net Reductions                         4        (18)       (18)         -           -

Remaining at 9/30/02                     11         85         73          8           7






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                                       Exhibit II
                              Media and Telecom Portfolio
                                 (dollars in millions)



                       Broadcasting  Entertainment  Cable    All   Total
                       & Publishing  & Programming   TV     Other  Media   Telecom    Total
                       ------------  -------------  -----   -----  ------  -------    ------

Unfunded Commitments(1)(2)
  12/31/01                $1,342        $1,491       $895    $304  $4,032   $1,354   $ 5,386
   9/30/02(5)              1,148         1,074        899     227   3,348      843     4,191
                          -------       -------      ----    ----- -------  -------  --------
    Change                $ (194)       $ (417)      $  4    $(77) $ (684)  $ (511)  $(1,195)
                          =======       =======      ====    ===== =======  =======  ========


Loans Outstanding(1)
  12/31/01                $1,027        $  909       $851    $213  $3,000   $  793    $3,793
   9/30/02(5)              1,027           788        875     231   2,921      733     3,654
                          ------        -------      ----    ----  -------  -------   -------
    Change                $    -        $ (121)      $ 24    $ 18  $  (79)  $  (60)   $ (139)
                          ======        =======      ====    ====  =======  =======   =======


Total Exposure(1)(2)
  12/31/01                $2,369        $2,400     $1,746    $517  $7,032   $2,147   $ 9,179
   9/30/02(5)              2,175         1,862      1,774     458   6,269    1,576     7,845
                          -------       -------    ------    ----- -------  -------  --------
    Change                $ (194)       $ (538)    $   28    $(59) $ (763)  $ (571)  $(1,334)
                          =======       =======    ======    ===== =======  =======  ========


    # of Borrowers            73            33         24      25     155       29       184
    % Investment Grade(3)     64%           67%        43%     28%     56%      53%       57%
    % Secured(4)              40%           24%        57%     68%     42%      47%       43%



(1) Excludes assets held for sale.

(2) Unfunded commitments include letters of credit.

(3) Investment grade commitments are those where the borrower has a Moody's long-term rating of Baa3 or better and/or a Standard & Poor's long-term rating of BBB- or better, or if unrated, has been assigned an equivalent rating using the Company's internal risk rating.

(4) Secured is defined as those credit facilities secured by the borrower's assets and/or stock of its subsidiaries.  87% of the total media and telecom non-investment grade exposures are secured.

(5) Estimate. Final figures are subject to adjustments.




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                                          Exhibit III
                         Further Detail on Telecommunications Portfolio
                                     (dollars in millions)



                                           Long
                              Wireline   Distance   Towers   Wireless    Total
                              --------   --------   ------   --------    -----

Unfunded Commitments(1)(2)
  12/31/01                      $ 577      $ 119     $108      $ 550    $1,354
   9/30/02(5)                     430          9       84        320       843
                                ------     ------    -----     ------   -------
    Change                      $(147)     $(110)    $(24)     $(230)   $ (511)
                                ======     ======    =====     ======   =======


Loans Outstanding(1)
  12/31/01                      $ 297      $ 127     $115      $ 254    $  793
   9/30/02(5)                     396         27      133        178       733
                                -----      ------    ----      ------   -------
    Change                      $  99      $(100)    $ 18      $ (76)   $  (60)
                                =====      ======    ====      ======   =======


Total Exposure(1)(2)
  12/31/01                      $ 874      $ 246     $223      $ 804    $2,147
   9/30/02(5)                     826         36      217        498     1,576
                                ------     ------    -----     ------   -------
    Change                      $ (48)     $(210)    $ (6)     $(306)   $ (571)
                                ======     ======    =====     ======   =======


    # of Borrowers                 11          3        5         10        29
    % Investment Grade(3)          63%         0%       0%        64%       53%
    % Secured(4)                   37%       100%     100%        36%       47%



(1) Excludes assets held for sale.

(2) Unfunded commitments include letters of credit.

(3) Investment grade commitments are those where the borrower has a Moody's long-term rating of Baa3 or better and/or a Standard & Poor's long-term rating of BBB- or better, or if unrated, has been assigned an equivalent rating using the Company's internal risk rating.

(4) Secured is defined as those credit facilities secured by the borrower's assets and/or stock of its subsidiaries.  100% of the telecom non-investment grade exposures are secured.

(5) Estimate. Final figures are subject to adjustments.





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                                            Exhibit IV
                                      Overall Loan Portfolio
                                       (dollars in billions)



                             Unfunded Commitments(1)(2)      Loans Outstanding(1)(3)
                            ---------------------------   -----------------------------
                            12/31/01  9/30/02(4) Change   12/31/01  9/30/02(4)  Change
                            --------  ---------  ------   --------  ----------  ------

Retail/Private Banking         $ 1.4     $ 1.4    $ 0.0      $ 5.3     $ 5.2     $(0.1)
Large-ticket Leasing             0.1       0.1      0.0        5.0       5.3       0.3
Commercial Real Estate           1.2       0.8     (0.4)       2.4       2.5       0.1

Financial Services Companies    21.9      22.2      0.3        9.6       9.4      (0.2)

Media & Telecommunications       5.5       4.2     (1.3)       4.1       3.7      (0.4)
Other Non-Financial Companies   25.2      22.8     (2.4)       9.3       7.9      (1.4)
                               -----     -----    ------     -----     -----     ------
Total                          $55.3     $51.5    $(3.8)     $35.7     $34.0     $(1.7)
                               =====     =====    ======     =====     =====     ======



(1) Includes assets held for sale.

(2) Unfunded commitments include letters of credit.

(3) Excludes acceptances due from customers.

(4) Estimate. Final figures are subject to adjustments.







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                                           Exhibit V
                                      Investment Portfolio
                                      (dollars in millions)



                                                   Preliminary
                           -----------------------------------------------------------------
                                                               Period
                                                               Ending
                                                               9/30/02        Unrealized
                              Number     6/30/02    9/30/02   Valuation       Gain/(Loss)
                           of Holdings Fair Value Fair Value Adjustments   6/30/02   9/30/02
                           ----------- ---------- ---------- -----------  ------------------

Equity Investments
  Bank equity portfolio(1)      11       $  824      $ 668       $ 165      $(3)      $ 11
  Sponsor and direct
   equity portfolio            394          356        326          45        -          -
                               ---       ------      -----       -----      ----      ----
    Total equities             405       $1,180      $ 994       $ 210      $(3)      $ 11
                               ===       ======      =====       =====      ====      ====

Fixed income investments
  Available-for-sale                    $13,627    $15,300       $   -      $160      $245
  Held-to-maturity                        1,198      1,170           -        (3)       (5)
                                        -------    -------       -----      ----      ----
    Total fixed income                  $14,825    $16,470       $   -      $157      $240
     Investments                        =======    =======       =====      ====      ====



                                                                Percent
                                        6/30/02    9/30/02      Change
                                        -------    -------      -------
S&P 500 Index                            989.82     815.28       (18)%

BKX Bank Index                           829.62     697.09       (16)%


 (1) Bank equity portfolio historical return on average economic capital from 1995 is 21% including third quarter 2002 writedown.


